                                                                 Exhibit 10.33.2


                          GENERATION SERVICES AGREEMENT

                                     between

                          OGLETHORPE POWER CORPORATION
         (An Electric Membership Generation & Transmission Corporation)

                                       and

                      GEORGIA SYSTEM OPERATIONS CORPORATION

                                   dated as of

                                  March 1, 1997

                          GENERATION SERVICES AGREEMENT
                                     between
                          OGLETHORPE POWER CORPORATION
         (An Electric Membership Generation & Transmission Corporation)
                                       and
                      GEORGIA SYSTEM OPERATIONS CORPORATION
                            dated as of March 1, 1997

        This GENERATION SERVICES AGREEMENT ("Agreement"), dated as of March 1, 1997, is entered into by and between OGLETHORPE POWER CORPORATION (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under Title 46 of the Official Code of Georgia Annotated ("OPC"), and GEORGIA SYSTEM OPERATIONS CORPORATION, a non-profit corporation organized and existing under the laws of the State of Georgia ("GSOC") (each a "Party" and collectively "Parties").

        WHEREAS, OPC was formed by 39 electric membership corporations doing business in the State of Georgia (the "OPC Members"), each of which joined with the others, beginning in 1974, to form OPC in order to share the benefits and costs of ownership of an entity that would engage in providing electric capacity and energy for the benefit of its members; and

        WHEREAS, OPC currently owns and operates electric generation plants and in the future may construct additional electric generation plants or purchase or otherwise obtain electric capacity and energy for the purpose, among others, of supplying electric capacity and energy to the OPC Members; and

        WHEREAS, GSOC provides, pursuant to its Operation Services Tariff, dated as of January 1, 1997, as such tariff may be amended from time to time (the "GSOC Tariff"), coordination and ancillary control area services that are necessary to support the transmission of energy from resources to loads while maintaining continued reliable operation of the transmission system into, across, or from which such energy is transmitted, in accordance with Prudent Utility Practice (the foregoing services, "Operation Services"); and

        WHEREAS, OPC has sold and transferred to GSOC and GSOC has purchased and received from OPC the assets and expertise for GSOC (i) to provide Operation Services to OPC, to OPC Members desiring to purchase such services independently, and to others under the GSOC Tariff, and (ii) to conduct Single System Dispatch of generating capacity; and

        WHEREAS, GSOC requires Generation Services in order to provide generation-related Operation Services for the reliable transmission of electric capacity and energy; and

        WHEREAS, the Parties hereto desire to enter into this Agreement to establish and define the Generation Services and other services that OPC may provide to GSOC under OPC's Generation Service Schedules, dated as of January 1, 1997, as such schedules may be amended from time to time (the "Generation Service Schedules"), and this Agreement, and the terms and conditions (including, but not limited to, type(s) and duration(s) of Generation Service(s)) therefor;

        NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein contained, OPC and GSOC hereby agree as follows:

                                    ARTICLE I
                  DEFINED TERMS; GENERATION AND OTHER SERVICES

1.1 Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Generation Service Schedules, unless the context in which a term is used clearly requires otherwise.

1.2 Generation Services. The Generation Service Schedules, as such schedules are in effect from time to time, shall govern the rates and certain terms and conditions of the Generation Services that OPC agrees to provide to GSOC and GSOC agrees to take from OPC. To the extent that GSOC requires services to schedule capacity and energy transactions properly, GSOC shall obtain such services from OPC, provided that they are available. Those Generation Services listed in Exhibit 1 attached hereto and incorporated herein by reference, as such exhibit may be amended from time to time, are the Generation Services that OPC shall make available to GSOC. The availability of such Generation Services is contingent upon a variety of factors, including, but not limited to, the ability of OPC to sell such services to others at more favorable rates or on more favorable terms and conditions. Exhibit 1 sets forth, in addition to the Generation Services to be provided pursuant to this Agreement, any other material terms applicable to such Generation Services. Any Generation Services provided by OPC at the request or on behalf of GSOC shall be provided at the rates and on the terms and conditions set forth in the Generation Service Schedules, as such schedules are in effect from time to time.

1.3 GSOC's Obligations. GSOC shall maintain and provide to OPC, routinely and on demand, the data necessary for OPC to determine the utilization and performance of its facilities, report to regulatory agencies and prepare invoices for its products and services to its members and customers, as may be determined from time to time by the Parties.

1.4 Standard of Service. OPC shall provide Generation Services hereunder in accordance with Prudent Utility Practice.

1.5 Third Parties. OPC may obtain from another party certain of the Generation Services provided hereunder to GSOC. GSOC may purchase Generation Services provided hereunder for resale to others and may purchase services similar to the Generation Services provided hereunder from others only if such Generation Services are not available from OPC.

1.6 Regulatory Filings.

        1.6.1 Approval. This Agreement is subject to the approval of the Administrator of the RUS. OPC shall be under no obligation to provide Generation Services to GSOC until this Agreement has received such approval and any other necessary approval by the appropriate Governmental Authority. OPC shall file this Agreement as necessary to comply with the requirements of the appropriate Governmental Authority.

        1.6.2 Other Filings. Nothing contained in this Agreement shall be construed as affecting in any way the right of OPC unilaterally to make application to the Commission to accept an initial filing or for change in rates, terms and conditions, charges, classifications of service, this Agreement, rule or regulation under Section 205 of the Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder.

        1.6.3 Exercise of Rights. Nothing contained herein shall be construed as affecting in any way the right of GSOC to exercise its rights under the Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder.

                                   ARTICLE II
                                      TERM

        2.1 Effective Date. This Agreement shall become effective upon the occurrence of the following two (2) events: (a) approval in writing by the Administrator of the RUS, and (b) acquisition by Georgia Transmission Corporation (An Electric Membership Corporation) of the transmission assets and business of OPC. The date this Agreement becomes effective shall be the "Effective Date."

        2.2 Term. This Agreement shall begin on the Effective Date and, unless terminated as provided in Section 2.3 below, end on December 31, 2001, provided that one Party has given the other Party not less than one (1) year's written notice of its intent to terminate this Agreement as of December 31, 2001. If not otherwise terminated, after December 31, 2001, this Agreement shall continue from year to year unless terminated by a Party giving the other Party not less than six (6) months' prior written notice of its intent to terminate.

        2.3 Early Termination. This Agreement may be terminated at any time prior to the end of the initial term or any extension under any of the following provisions:

        2.3.1 Mutual Consent. The Parties may terminate this Agreement at any time upon mutual written consent.

        2.3.2 Failure to Comply with OPC Legal Requirements. OPC may terminate this Agreement if seventy-five percent (75%) of the Board of Directors of OPC determines that continued performance hereunder by GSOC can reasonably be expected to result in OPC being unable to comply with an OPC Legal Requirement. Prior to any such determination, OPC shall have notified GSOC in writing of its concerns and given GSOC thirty
(30) days to correct its performance, or such shorter period as the Board of Directors of OPC determines is necessary to avoid a System Emergency. For purposes of this Agreement, an "OPC Legal Requirement" shall mean (i) all laws, codes, ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, agreements, regulations and requirements of every governmental authority having jurisdiction over the matter in question, whether federal, state or local, which may be applicable to OPC, (ii) obligations of OPC to an OPC Member, or (iii) obligations of OPC under the Amended and Restated Wholesale Power Contract between OPC and each of the OPC Members, dated as of August 1, 1996.

        2.3.3 Loss of Control of GSOC. OPC may terminate this Agreement at any time upon thirty (30) days' prior written notice, to be effective on or after a change in control of GSOC such that the OPC Members that have control of OPC at that time no longer have control of GSOC. For purposes of this Section 2.3.3, "control" shall mean the power to direct the management and policies of GSOC, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                                   ARTICLE III
                          INDEMNIFICATION AND LIABILITY

3.1 Force Majeure. Neither OPC nor GSOC will be considered in default as to any obligation under the Generation Service Schedules if prevented from fulfilling the obligation due to an event of Force Majeure. However, a Party whose performance under the Generation Service Schedules is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations under the Generation Service Schedules.

3.2 Indemnification. GSOC shall at all times indemnify, defend, and save OPC harmless from, any and all damages, losses, claims, including claims and actions relating to injury to or death of any person or damage to property, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or to third parties, arising out of or resulting from OPC's performance of its obligations under the Generation Service Schedules, except in cases of negligence or intentional wrongdoing by OPC.

3.3 Consequential and Indirect Damages. Notwithstanding any other provision to the contrary contained in the Generation Service Schedules or this Agreement, to the fullest extent permitted by law, neither Party shall have liability to the other Party for any indirect, consequential, multiple or punitive damages unless such damages are the result of the Party's bad faith, gross negligence, or willful misconduct.

                                   ARTICLE IV
                                  MISCELLANEOUS

4.1 Operating Representatives. By letter dated as of even date herewith, GSOC and OPC have each appointed operating representatives to act for the respective Parties in matters pertaining to service under this Agreement. Either Party may designate a successor operating representative in its discretion by providing the other Party with written notice thereof.

4.2 Notices. All notices, requests, statements or payments provided for, required or permitted by this Agreement shall be sufficient for any and all purposes under this Agreement when transmitted by facsimile, first class United States Mail, hand delivery, or a private express delivery service to the facsimile numbers or addresses provided below or as otherwise designated in writing by the applicable Party:

If to OPC:

               Oglethorpe Power Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA  30085-1349
               Attention: Preference Power Coordinator
               Telephone: 770-270-7765
               FAX: 770-270-7590

If to GSOC:

               Georgia System Operations Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA  30085-1349
               Attention: Chief Operating Officer
               Telephone: 770-270-7955
               FAX: 770-270-7908

4.3 Communications Regarding Emergencies. Any communications regarding operational emergencies or other operational problems may be made orally or in any other manner reasonable under the circumstances and should be directed to the persons specified below, or to such other person or address as may have been designated in a written notice given to the other persons by or on behalf of the person entitled to receive notice. In the event the person entitled to receive notice cannot be found, notice may be given to any other responsible person.

If to OPC:

               Oglethorpe Power Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA  30085-1349
               Attention: Preference Power Coordinator
               Telephone: 770-270-7765
               FAX: 770-270-7590

If to GSOC:

               Georgia System Operations Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA  30085-1349
               Attention: Manager, Control Room Operations
               Telephone: 770-270-7740
               FAX: 770-270-7320

        4.4 Governing Law. The validity, interpretation and performance of the Generation Service Schedules and this Agreement and each of their respective provisions shall be governed by the laws of the State of Georgia.

        4.5 Waivers and Exercise of Rights.

        4.5.1 Waiver. OPC may waive its rights under any provision of the Generation Service Schedules or this Agreement when it determines that doing so is in the best interests of the OPC Members.

        4.5.2 Subsequent Default. Any waiver at any time by OPC of its rights with respect to any matter arising in connection with the Generation Service Schedules or this Agreement shall not be considered a waiver with respect to any subsequent default or matter.

        4.5.3 Exercise of Rights. No failure or delay on the part of either Party in exercising any right, power or privilege under the Generation Service Schedules or this Agreement and any related agreement, and no course of dealing between the Parties, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.6 Counterparts. This Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signatures of or on behalf of each Party appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each Party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. Each executed counterpart shall have the same force and effect as an original instrument, and it shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of each of the Parties.

4.7 Compliance with Legal Requirements. Each Party shall cooperate in taking whatever action may be required to comply with all Legal Requirements of any Governmental Authority having jurisdiction over the Generation Service Schedules in accordance with Prudent Utility Practice.

4.8 Severability. If any part of any provision of the Generation Service Schedules, this Agreement, and any other agreement, document, or writing given pursuant to or in connection with such tariffs, agreements and schedules shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

        4.9 Third-Party Beneficiaries.

        4.9.1 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties, and nothing in the Generation Service Schedules or this Agreement will be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party hereto.

        4.9.2 Enforcement. It is the intention of the Parties that no person or entity other than the Parties shall have any right to bring any action to enforce any provision of the Generation Service Schedules, this Agreement, and related agreements against either of the Parties, and that the covenants, undertakings and agreements set forth in the aforementioned documents shall be solely for the benefit of, and shall be enforceable only by, the Parties or their respective successors or permitted assigns.

        4.9.3 Responsibility of Parties. Each of the Parties will be responsible for its own conduct and neither will be responsible for the conduct of the other. The Generation Service Schedules and this Agreement do not create a contractual relationship or duty of one Party with or to the customers of the other Party.

4.10 No Dedication of Facilities. OPC's agreement to provide service under the provisions of the Generation Service Schedules or this Agreement shall not constitute the dedication of OPC's resources or facilities, or any portion thereof, to GSOC or the public. OPC's service obligations to GSOC under any provisions of the Generation Service Schedules or this Agreement will cease upon termination of the Generation Service Schedules or this Agreement. OPC's provision of service under the Generation Service Schedules or this Agreement does not constitute a sale, lease, rental, transfer, or conveyance of an ownership interest in or to any facilities of any kind.

4.11 Action by Affiliates. Failure by either Party to perform fully any obligation required by the Generation Service Schedules, this Agreement, and any related agreements, shall not be excused by reason of the fact that such performance was prevented by any action or inaction of an Affiliate unless such Affiliate's actions or inactions are the result of a Force Majeure or are taken pursuant to the Generation Service Schedules and are not unduly discriminatory.

4.12 Independent Contractors. The Parties to this Agreement are independent contractors, and nothing contained in the Generation Service Schedules or this Agreement will be deemed to create an association, joint venture, partnership, principal-agent or any other kind of fiduciary relationship between the Parties.

        4.13 Rules of Construction.

        4.13.1 Headings. The descriptive headings of the various articles, sections and subsections of the Generation Service Schedules have been inserted for convenience of reference only and should not be construed as to define, expand, or restrict the rights and obligations of the Parties.

        4.13.2 Including. Wherever the term "including" is used in the Generation Service Schedules, such term shall not be construed as limiting the generality of any statement, clause, phrase or term.

        4.13.3 Singular and Plural. The terms defined in the Generation Service Schedules and this Agreement shall be applicable to the plural as well as the singular and the singular as well as the plural.

        4.13.4 Time of the Essence. Time is of the essence in the performance of the obligations set forth in the Generation Service Schedules and this Agreement.

4.14 Survival. The applicable provisions of the Generation Service Schedules and this Agreement will continue in effect after termination or cancellation of the Generation Service Schedules or this Agreement to the extent necessary to provide for final billing, billing adjustments and payments, and with respect to liability and indemnification from acts or events that occurred while the Generation Service Schedules and Agreement were in effect.

4.15 Amendments. No amendment to this Agreement shall be effective unless it is in writing, executed by both Parties, and has been approved or accepted for filing and permitted to go into effect by any Governmental Authority having jurisdiction. Changes to the Generation Service

Schedules shall be effective as to GSOC when approved by OPC and not prohibited by the express provisions of this Agreement.

4.16 Relationship of OPC to GSOC. GSOC shall furnish to OPC promptly upon request any and all information about itself, its financial condition, business and properties that may be necessary or desirable to facilitate any financing undertaken by OPC or any continuing disclosure obligation incurred by OPC in connection with any such financing. GSOC shall be responsible only to OPC for the accuracy and completeness of the information furnished and shall have no responsibility or liability for the manner in which such information is used or its appropriateness for such use. GSOC shall have no liability to any third party to which OPC may furnish this information or any excerpt therefrom or summary thereof, and shall be entitled to receive appropriate assurances and indemnities from OPC to that effect as a condition to providing such information, provided that no such assurance or indemnity shall relieve GSOC of liability to OPC for the accuracy and completeness of the information supplied.

4.17 GSOC's Information Obligations. GSOC is obligated to provide OPC or its agent information concerning all services provided hereunder, and in such detail and upon such frequency as OPC or its agent reasonably requests in connection with those services furnished by OPC to GSOC pursuant to the Generation Service Schedules.

4.18 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating to the subject matter contemplated by this Agreement and supersedes all prior agreements, whether oral or written. The Generation Service Schedules are incorporated herein by reference. All exhibits attached hereto are incorporated herein by reference.


                     [The next page is the signature page.]

        IN WITNESS WHEREOF, the Parties hereto have caused this Generation Services Agreement to be executed, attested, sealed and delivered by their respective duly authorized officers as of the day and year first set forth above.

                               OPC:

                               OGLETHORPE POWER CORPORATION
                               (An Electric Membership Generation & Transmission
                                Corporation)


[CORPORATE SEAL]               By:  /s/ J. Calvin Earwood
                                   ---------------------------------------------
                                   J. Calvin Earwood
                                   Chairman of the Board
ATTEST:


By:  /s/ Gary M. Bullock
     -------------------------
     Gary M. Bullock
     Secretary-Treasurer


                              GSOC:

                              GEORGIA SYSTEM OPERATIONS CORPORATION


[CORPORATE SEAL]              By:  /s/ James E. Estes
                                   ---------------------------------------------
                                   James E. Estes
                                   Chairman of the Board

ATTEST:


By:  /s/ Patricia N. Nash
     -------------------------
     Patricia N. Nash
     Assistant Secretary

                                    EXHIBIT 1

                       GENERATION SERVICES TO BE PROVIDED
                       UNDER GENERATION SERVICES AGREEMENT

                      1. OPC will provide the following Generation Services to
                         GSOC, to the extent that such Generation Services are available, pursuant to the Generation Services Agreement and the Generation Service Schedules:

                      1.     Loss Compensation Service
                      2. Reactive Power and Voltage Control from Generation Sources Service
                      3.     Regulation and Frequency Response Service
                      4.     Energy Imbalance Service
                      5.     Operating Reserve - Spinning Reserve Service
                      6.     Operating Reserve - Supplemental Reserve Service

                      2. GSOC will specify to OPC, on a transactional basis as confirmed in a writing in a form mutually acceptable to the Parties, which of the above Generation Services it requires and whether the service is required on an ongoing basis or only for the duration of the transaction. GSOC recognizes that such Generation Services may or may not be available for the duration requested.

               3. Other material terms:

                  None.


                      [Signatures appear on following page]

                          OPC:

                          OGLETHORPE POWER CORPORATION
                          (An Electric Membership Generation & Transmission
                           Corporation)

                           By: /s/ J. Calvin Earwood
                               ------------------------------------------------
                               J. Calvin Earwood
                               Chairman of the Board


                           GSOC:

                           GEORGIA SYSTEM OPERATIONS CORPORATION

                           By: /s/ James E. Estes
                               ------------------------------------------------
                               James E. Estes
                               Chairman of the Board


                                     - 1-2 -